
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Cash Plus
V Financial Statements for the nine months ended September 30, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                       3,554,350<F1>
<SECURITIES>                                         0
<RECEIVABLES>                                   32,176<F2>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               3,586,526
<CURRENT-LIABILITIES>                          336,431
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     3,250,095<F3>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 3,586,526
<SALES>                                              0
<TOTAL-REVENUES>                               534,152<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               129,018
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                165,522<F5>
<CHANGES>                                            0
<NET-INCOME>                                   239,612<F6>
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes cash and cash equivalents of $568,171 and investments in commercial paper of A$2,986,179.
<F2>Includes all receivables of the Partnership included in "Other Assets" on the Balance Sheet.
<F3>Equity of General Partners ($125,356), Limited Partners $3,375,449.
<F4>Includes interest income of $402,227 and Partnership's share of Joint
Venture net income of $131,925.
<F5>Includes Gain on sale of MBS of $25,930 and Loss on dissolution of Joint
Venture of ($191,452).
<F6>Net Income allocated $2,136 to General Partners and $237,476 to the
Limited Partners.  Net Income per unit is $12 on 2,060,450 Units outstanding.

